EXHIBIT 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for Fourth Quarter and Fiscal Year 2022

Q4 FY 2022 Financial Highlights

• Revenue: $1.284 billion

• GAAP earnings per diluted share: $0.99

• Non-GAAP earnings per diluted share: $1.91

FY 2022 Financial Highlights

• Revenue: $5.082 billion

• GAAP earnings per diluted share: $6.29

• Non-GAAP earnings per diluted share: $8.90

• Cash flow from operations: $1.739 billion

• Cash, cash equivalents and short-term investments: $1.566 billion

MOUNTAIN VIEW, Calif. – Nov. 30, 2022 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its fourth quarter and fiscal year 2022. Revenue for the fourth quarter of fiscal year 2022 was $1.284 billion, compared to $1.152 billion for the fourth quarter of fiscal year 2021. Revenue for fiscal year 2022 was $5.082 billion, an increase of 20.9 percent from $4.204 billion in fiscal year 2021.

“Synopsys achieved record results in fiscal year 2022, substantially exceeding our original targets, with strength in all product groups and geographies. We enter fiscal year 2023 with excellent momentum and a resilient business model that provides stability during market cycles,” said Aart de Geus, chairman and CEO of Synopsys. “We’ve delivered many game-changing innovations over the past several years, which continue to enable customers to meet the unrelenting quest for “smart everything” devices. Simultaneously, our execution and operational management continue to drive growth and margin expansion. For fiscal year 2023, we are targeting 14-15% revenue growth, continued non-GAAP operating margin expansion, and approximately 16% non-GAAP earnings per share growth.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal year 2022 was $153.5 million, or $0.99 per diluted share, compared to $201.4 million, or $1.28 per diluted share, for the fourth quarter of fiscal year 2021. GAAP net income for fiscal year 2022 was $984.6 million, or $6.29 per diluted share, compared to $757.5 million, or $4.81 per diluted share, for fiscal year 2021.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal year 2022 was $297.7 million, or $1.91 per diluted share, compared to non-GAAP net income of $285.8 million, or $1.82 per diluted share, for the fourth quarter of fiscal year 2021. Non-GAAP net income for fiscal year 2022 was $1.393 billion, or $8.90 per diluted share, compared to non-GAAP net income of $1.077 billion, or $6.84 per diluted share, for fiscal year 2021.

For a reconciliation of net income, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Semiconductor & System Design, which includes EDA tools, IP products, system integration solutions and other associated revenue categories, and (2) Software Integrity, which includes a comprehensive solution for building integrity—security, quality and compliance testing—into the customers’ software development lifecycle and supply chain. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provided its consolidated financial targets for the first quarter and full fiscal year 2023. These financial targets assume no further changes to export control restrictions or the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter and Fiscal Year 2023 Financial Targets(1)

(in millions except per share amounts)

	Range for Three Months Ending		Range for Fiscal Year Ending
	January 31, 2023		October 31, 2023
	Low	High	Low	High
Revenue	$1,340	$1,370	$5,775	$5,825
GAAP Expenses	$1,033	$1,053	$4,490	$4,537
Non-GAAP Expenses	$875	$885	$3,810	$3,840
Other Income (Expense)	$(2)	$—	$(12)	$(8)
Non-GAAP Tax Rate	18%	18%	18%	18%
Outstanding Shares (fully diluted)	155	158	155	158
GAAP EPS	$1.89	$2.00	$7.68	$7.86
Non-GAAP EPS	$2.48	$2.53	$10.28	$10.35
Operating Cash Flow			~ $1,700

(1)	Synopsys’ first quarter of fiscal year 2023 and fiscal year 2023 will end on January 28, 2023 and October 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end.

For a reconciliation of Synopsys’ first quarter and fiscal year 2023 targets, including expenses, tax rate, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-770-2030 (+1-647-362-9199 for international callers), access code 6444570, beginning at 5:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on December 7, 2022. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter fiscal year 2023 in February 2023. Synopsys will post copies of the prepared remarks on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available on Synopsys’ corporate website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of November 30, 2022. Although this press release, copies of the prepared remarks made during the call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the earnings call for the first quarter fiscal year 2023, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys undertakes no duty and does not intend to update any forward-looking statement, whether as a result of new information or future events, or otherwise update, the targets given in this release unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the fiscal year 2022 in its annual report on Form 10-K to be filed on or before December 28, 2022.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As an S&P 500 company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and offers the industry’s broadest portfolio of application security testing tools and services. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing more secure, high-quality code, Synopsys has the solutions needed to deliver innovative products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. These non-GAAP measures may be different from non-GAAP measures used by other companies. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP financial measures that include: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related items, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP financial measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.

Synopsys adopted a three-year normalized non-GAAP tax rate of 16% for fiscal years 2019 through 2021 in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency and do not necessarily reflect our normal operations, and to more closely align our tax rate with our expected geographic earnings mix.

Synopsys adopted an annual non-GAAP tax rate of 18% for fiscal year 2022 and given uncertainty surrounding further U.S. corporate tax law changes, has elected to maintain a non-GAAP tax rate of 18% for fiscal year 2023 rather than adopt a three-year normalized non-GAAP tax rate in calculating its non-GAAP financial measures. This annual non-GAAP tax rate is based on an evaluation of its historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments, U.S. tax law changes, as well as other factors such as its current tax structure, existing tax positions and expected recurring tax incentives. Synopsys re-evaluates this rate on a periodic basis for any significant events that could materially affect its projections, such as significant changes in its geographic earnings mix or significant tax law changes in major jurisdictions where Synopsys operates, and will further consider the appropriateness of adopting a multi-year normalized non-GAAP tax rate. When possible, Synopsys provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of

Synopsys’ Current Report on Form 8-K filed on November 30, 2022, for additional information about the measures Synopsys uses to evaluate its core business operations. Synopsys is unable to provide a reconciliation of certain non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis because doing so would not be possible without unreasonable effort due to, among other things, the potential variability and limited visibility of the excluded items.

Reconciliation of Fourth Quarter and Fiscal Year 2022 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per diluted share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year 2022 Results (1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2022	2021	2022	2021
GAAP net income	$153,500	$201,447	$984,594	$757,516
Adjustments:
Amortization of intangible assets	25,530	21,943	95,711	82,380
Stock compensation	125,339	96,742	458,776	345,272
Acquisition-related items	(2,063)	3,800	9,269	15,394
Restructuring charges	—	18,254	12,057	33,405
Legal matters	—	—	—	(1,455)
Tax adjustments	(4,618)	(56,430)	(167,582)	(155,727)

Non-GAAP net income	$297,688	$285,756	$1,392,825	$1,076,785

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2022	2021	2022	2021
GAAP net income per diluted share	$0.99	$1.28	$6.29	$4.81
Adjustments:
Amortization of intangible assets	0.16	0.14	0.61	0.52
Stock compensation	0.80	0.62	2.93	2.19
Acquisition-related items	(0.01)	0.02	0.06	0.10
Restructuring charges	—	0.12	0.08	0.21
Legal matters	—	—	—	(0.01)
Tax adjustments	(0.03)	(0.36)	(1.07)	(0.98)

Non-GAAP net income per diluted share	$1.91	$1.82	$8.90	$6.84

Shares used in computing net income per diluted share amounts:	155,749	157,243	156,485	157,340

(1)	Synopsys’ fourth quarter of fiscal year 2022 and 2021 ended on October 29, 2022 and October 30, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of 2023 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2023 Targets (1)

(in thousands, except per share amounts)

	Range for Three Months Ending January 31, 2023
	Low	High
Target GAAP expenses	$1,033,000	$1,053,000
Adjustments:
Amortization of intangible assets	(25,000)	(28,000)
Stock compensation	(133,000)	(140,000)

Target non-GAAP expenses	$875,000	$885,000

	Range for Three Months Ending January 31, 2023
	Low	High
Target GAAP earnings per diluted share	$1.89	$2.00
Adjustments:
Amortization of intangible assets	0.18	0.16
Stock compensation	0.89	0.85
Tax adjustments	(0.48)	(0.48)

Target non-GAAP earnings per diluted share	$2.48	$2.53

Shares used in non-GAAP calculation (midpoint of target range)	156,500	156,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2023 Targets (1)

(in thousands, except per share amounts)

	Range for Fiscal Year Ending October 31, 2023
	Low	High
Target GAAP expenses	$4,490,000	$4,537,000
Adjustments:
Amortization of intangible assets	(98,000)	(103,000)
Stock compensation	(582,000)	(594,000)

Target non-GAAP expenses	$3,810,000	$3,840,000

	Range for Fiscal Year Ending October 31, 2023
	Low	High
Target GAAP earnings per diluted share	$7.68	$7.86
Adjustments:
Amortization of intangible assets	0.66	0.63
Stock compensation	3.80	3.72
Tax adjustments	(1.86)	(1.86)

Target non-GAAP earnings per diluted share	$10.28	$10.35

Shares used in non-GAAP calculation (midpoint of target range)	156,500	156,500

(1)	Synopsys’ first quarter of fiscal year 2023 and fiscal year 2023 will end on January 28, 2023 and October 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding Synopsys’ short-term and long-term financial targets, expectations and objectives; strategies related to our products and technology; business and market outlook, opportunities and strategies; the expected impact of U.S. and foreign government actions and regulatory changes, including export control restrictions, on our financial results; customer demand and market expansion; our planned product releases and capabilities; industry growth rates; software trends; planned acquisitions and stock repurchases; our expected tax rate; and the impact of the ongoing COVID-19 pandemic. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: macroeconomic conditions and uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; actions by the U.S. or foreign governments, such as the imposition of additional export restrictions or tariffs; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations; the impact of the ongoing COVID-19 pandemic on the global economy and on our business, operations and financial condition; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings we make with the SEC from time to time, including in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2021 and in our latest Quarterly Report on Form 10-Q. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Synopsys’ most recent reports on Forms 10-Q and 10-K each as may be amended from time to time. Synopsys’ financial results for its fourth quarter and fiscal year 2022 are not necessarily indicative of Synopsys’ operating results for any future periods. The information provided herein is as of November 30, 2022. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Income (1)

(in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2022	2021	2022	2021
Revenue:
Time-based products	$808,160	$688,116	$2,993,786	$2,633,763
Upfront products	253,245	274,265	1,226,728	861,063

Total products revenue	1,061,405	962,381	4,220,514	3,494,826
Maintenance and service	222,887	190,038	861,028	709,367

Total revenue	1,284,292	1,152,419	5,081,542	4,204,193
Cost of revenue:
Products	173,617	152,437	653,783	542,114
Maintenance and service	89,313	68,992	342,978	271,202
Amortization of intangible assets	19,791	13,297	66,936	48,461

Total cost of revenue	282,721	234,726	1,063,697	861,777

Gross margin	1,001,571	917,693	4,017,845	3,342,416
Operating expenses:
Research and development	461,618	413,864	1,680,379	1,504,823
Sales and marketing	208,448	197,681	779,777	712,491
General and administrative	107,414	88,960	353,840	322,988
Amortization of intangible assets	6,718	8,646	29,754	33,919
Restructuring charges	—	18,254	12,057	33,405

Total operating expenses	784,198	727,405	2,855,807	2,607,626

Operating income	217,373	190,288	1,162,038	734,790
Other income (expense), net	(5,244)	8,790	(46,524)	70,724

Income before income taxes	212,129	199,078	1,115,514	805,514
Provision (benefit) for income taxes	60,572	(2,059)	137,078	49,155

Net income	151,557	201,137	978,436	756,359
Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	(1,943)	(310)	(6,158)	(1,157)

Net income attributed to Synopsys	$153,500	$201,447	$984,594	$757,516

Net income per share attributed to Synopsys:
Basic	$1.00	$1.32	$6.44	$4.96
Diluted	$0.99	$1.28	$6.29	$4.81
Shares used in computing per share amounts:
Basic	152,761	152,932	153,002	152,698

Diluted	155,749	157,243	156,485	157,340

(1)	Synopsys’ fourth quarter of fiscal year 2022 and 2021 ended on October 29, 2022 and October 30, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	October 31, 2022	October 31, 2021
ASSETS:
Current assets:
Cash and cash equivalents	$1,417,608	$1,432,840
Short-term investments	147,913	147,949

Total cash, cash equivalents & short-term investments	$1,565,521	$1,580,789
Accounts receivable, net	796,091	568,501
Inventories	211,927	229,023
Prepaid and other current assets	439,130	430,028

Total current assets	3,012,669	2,808,341
Property and equipment, net	483,300	472,398
Operating lease right-of-use assets, net	559,090	493,251
Goodwill	3,842,234	3,575,785
Intangible assets, net	386,446	279,132
Deferred income taxes	670,653	612,655
Other long-term assets	463,695	510,698

Total assets	$9,418,087	$8,752,260

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$809,403	$741,191
Operating lease liabilities	54,274	79,678
Deferred revenue	1,910,822	1,517,623
Short-term debt	—	74,992

Total current liabilities	2,774,499	2,413,484
Long-term operating lease liabilities	581,273	487,003
Long-term deferred revenue	154,472	136,303
Long-term debt	20,824	25,094
Other long-term liabilities	327,829	391,433

Total liabilities	3,858,897	3,453,317
Redeemable non-controlling interest	38,664	—
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 152,375 and 153,062 shares outstanding, respectively	1,524	1,531
Capital in excess of par value	1,487,126	1,576,363
Retained earnings	5,534,307	4,549,713
Treasury stock, at cost: 4,886 and 4,198 shares, respectively	(1,272,955)	(782,866)
Accumulated other comprehensive income (loss)	(234,277)	(49,604)

Total Synopsys stockholders’ equity	5,515,725	5,295,137
Non-controlling interest	4,801	3,806

Total stockholders’ equity	5,520,526	5,298,943

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$9,418,087	$8,752,260

(1)	Synopsys’ fiscal year 2022 and 2021 ended on October 29, 2022 and October 30, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Twelve Months Ended October 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$978,436	$756,359
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	228,405	203,676
Reduction of operating lease right-of-use assets	89,541	86,645
Amortization of capitalized costs to obtain revenue contracts	73,026	64,698
Stock-based compensation	459,029	345,272
Allowance for credit losses	(3,477)	18,515
Deferred income taxes	(36,913)	(128,583)
Other non-cash	10,188	15,859
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(251,390)	201,706
Inventories	1,320	(48,046)
Prepaid and other current assets	(89,983)	(102,174)
Other long-term assets	(15,283)	(153,037)
Accounts payable and accrued liabilities	(34,066)	125,133
Operating lease liabilities	(85,828)	(82,581)
Income taxes	1,644	28,855
Deferred revenue	414,251	160,325

Net cash provided by operating activities	1,738,900	1,492,622
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	93,696	12,850
Purchases of short-term investments	(97,245)	(161,732)
Proceeds from sales of long-term investments	582	—
Purchases of long-term investments	(7,000)	(7,591)
Purchases of property and equipment	(136,589)	(93,764)
Acquisitions, net of cash acquired	(422,374)	(296,017)
Capitalization of software development costs	(2,493)	(1,976)
Other	(1,200)	(800)

Net cash used in investing activities	(572,623)	(549,030)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(76,838)	(28,061)
Issuances of common stock	237,956	210,719
Payments for taxes related to net share settlement of equity awards	(174,005)	(138,950)
Purchase of equity forward contract	—	(35,000)
Purchases of treasury stock	(1,100,000)	(753,081)
Other	(3,413)	(4,375)

Net cash used in financing activities	(1,116,300)	(748,748)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(65,296)	2,369

Net change in cash, cash equivalents and restricted cash	(15,319)	197,213
Cash, cash equivalents and restricted cash, beginning of year	1,435,183	1,237,970

Cash, cash equivalents and restricted cash, end of period	$1,419,864	$1,435,183

(1)	Synopsys’ fiscal year 2022 and 2021 ended on October 29, 2022 and October 30, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Business Segment Reporting (1)(3)

(in millions)

	Three Months Ended October 31, 2022	Three Months Ended October 31, 2021	Twelve Months Ended October 31, 2022	Twelve Months Ended October 31, 2021
Revenue by segment
- Semiconductor & System Design	$1,157.2	$1,042.4	$4,615.7	$3,810.4
% of Total	90.1%	90.5%	90.8%	90.6%
- Software Integrity	$127.1	$110.0	$465.8	$393.8
% of Total	9.9%	9.5%	9.2%	9.4%
Total segment revenue	$1,284.3	$1,152.4	$5,081.5	$4,204.2
Adjusted operating income by segment
- Semiconductor & System Design	$342.7	$326.6	$1,628.1	$1,243.1
- Software Integrity	$10.7	$13.3	$47.0	$38.3
Total adjusted segment operating income	$353.4	$339.9	$1,675.1	$1,281.4
Adjusted operating margin by segment
- Semiconductor & System Design	29.6%	31.3%	35.3%	32.6%
- Software Integrity	8.4%	12.1%	10.1%	9.7%
Total adjusted segment operating margin	27.5%	29.5%	33.0%	30.5%

Total Adjusted Segment Operating Income Reconciliation (1)(2)(3)

(in millions)

	Three Months Ended October 31, 2022	Three Months Ended October 31, 2021	Twelve Months Ended October 31, 2022	Twelve Months Ended October 31, 2021
GAAP total operating income – as reported	$217.4	$190.3	$1,162.0	$734.8
Other expenses managed at consolidated level
-Amortization of intangible assets (5)	26.5	21.9	96.7	82.4
-Stock compensation (5)	125.6	96.7	459.0	345.3
-Non-qualified deferred compensation plan	(18.8)	8.9	(68.8)	71.6
-Acquisition-related items (4)	2.7	3.8	14.1	15.4
-Restructuring charges	—	18.3	12.1	33.4
-Legal matters	—	—	—	(1.5)

Total adjusted segment operating income	$353.4	$339.9	$1,675.1	$1,281.4

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)

These segments results are consistent with the information required by ASC 280, Segment Reporting. Synopsys’ chief operating decision maker (CODM) is our Chief Executive Officer (CEO). The CODM does not allocate certain operating expenses managed at a consolidated level to our reportable segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above. Amounts may not foot due to rounding.

(3)	Synopsys’ fourth quarter of fiscal year 2022 and 2021 ended on October 29, 2022 and October 30, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.
(4)	This excludes the gains from the mark-up of a cost method investment to fair value upon obtaining control through the acquisition recorded in Other income (expense).
(5)	This includes non-GAAP expenses attributable to redeemable non-controlling interest.